UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 20, 1997

                       SHARED TECHNOLOGIES FAIRCHILD INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

    0-17366                                                 87-0424558
  (Commission                                             (IRS Employer
  File Number)                                          Identification No.)

100 Great Meadow Road, Suite 104,
Wethersfield, Connecticut                                      06109
(Address of principal executive offices)                   (Zip Code)

              Registrant's telephone number, including area code
                                  (860) 258-2400

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5.  Other Events


     On November 20, 1997, Shared Technologies Fairchild Inc. (the "Company"), Intermedia Communications Inc. ("Intermedia") and Moonlight Acquisition Corp., ("Purchaser") a wholly owned subsidiary of Intermedia, entered into an Agreement and Plan of Merger dated November 20, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement, Purchaser will be merged with and into the Company and holders of the Company's issued and outstanding common stock, Series D preferred stock, Series I 6% convertible preferred stock and the Series J redeemable special preferred stock will receive in cash $15.00, $15.00, $251.21 and $109.44, respectively. Pursuant to the Merger Agreement, Intermedia has agreed to commence a tender offer for 4,000,000 shares of common stock of the Company no later than November 28, 1997.

     In connection with the Merger Agreement, Intermedia has entered into a stock option agreement with certain shareholders of the Company, pursuant to which Intermedia was granted irrevocable stock options to purchase approximately 50% of the outstanding common stock of the Company, which together with shares owned directly by Intermedia gives Intermedia control of approximately 52.8% of the Company's outstanding shares of common stock on a fully diluted basis.

     Immediately prior to entering into the Merger Agreement, the Company terminated (the "Termination") the Agreement and Plan of Merger (the "Tel-Save Merger Agreement") dated as of July 16, 1997 among the Company, Tel-Save Holdings, Inc. ("Tel-Save") and TSCHo, Inc. and accordingly the Company's special meeting of stockholders scheduled for December 1, 1997 has been cancelled. Pursuant to the terms of the Tel-Save Merger Agreement, the Company paid Tel-Save a termination fee of $15 million and paid Tel-Save $11.25 million as an extinguishement of certain stock options granted to Tel-Save in connection with the Tel-Save Merger Agreement.

     In connection with the Termination and entering into the Merger Agreement, the Company, Intermedia, Purchaser, Tel-Save and TSHCo, Inc., have entered into a Settlement Agreement which provides, among other things, for (i) a dismissal of the litigation commenced by Intermedia in Chancery Court of Delaware, New Castle County seeking to enjoin the Tel-Save merger; (ii) releases and covenants not to sue in connection with the Merger Agreement and the Termination; and
(iii) an agreement by Tel-Save that for a period


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of one year or the earlier termination of the Merger Agreement Tel-Save will not acquire or make any attempts to acquire the Company.

     On November 21, 1997, the Company and Intermedia issued a joint press release announcing, among other things, the execution of the Merger Agreement.

     A copy of the Merger Agreement, the Stock Option Agreement, the Settlement Agreement and the press release are attached as exhibits hereto.


Item 7.  Financial Statements and Exhibits


     (c) Exhibits. The following is a list of the Exhibits attached hereto.

Exhibit No. 99.1         Agreement and Plan of Merger among Shared
                         Technologies Fairchild Inc., Intermedia Communications
                         Inc. and Moonlight Acquisition Corp., dated as of November 20, 1997.

Exhibit No. 99.2         Stock Option Agreement

Exhibit No. 99.3         Settlement Agreement between Shared
                         Technologies Fairchild and Tel-Save Holdings, Inc.
                         dated November 21, 1997

Exhibit No. 99.4         Press release issued by Shared Technologies
                         Fairchild Inc. and Intermedia Communications Inc. dated
                         November 21, 1997



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 24, 1997


                                SHARED TECHNOLOGIES
                                  FAIRCHILD INC.


                                By: /s/  Vincent DiVincenzo
                                    -----------------------------------
                                    Name:  Vincent DiVincenzo
                                    Title: Senior Vice President
                           Administration and Finance






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



                                  Exhibit Index


Exhibit No.                       Description

  (99.1)                 Agreement and Plan of Merger among Shared
                         Technologies Fairchild Inc., Intermedia Communications Inc. and Moonlight Acquisition Corp., dated as of November 20, 1997.

  (99.2)                 Stock Option Agreement

  (99.3)                 Settlement Agreement between Shared
                         Technologies Fairchild and Tel-Save Holdings, Inc. dated November 21, 1997

  (99.4)                 Press release issued by Shared Technologies
                         Fairchild Inc. and Intermedia Communications Inc. dated November 21, 1997